Exhibit 10.32

***Text Omitted and Filed Separately

with the Securities and Exchange Commission

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

NON-EXCLUSIVE PATENT LICENSE AGREEMENT

This non-exclusive patent license agreement (“Agreement”), by and between Q Biotechnology C.V. (“Licensor”), a Dutch company with a place of business at Spoorstraat 50, 5911 KJ Venlo, the Netherlands and BioNano Genomics, Inc (“Licensee”), a Delaware (USA) corporation with a place of business at 9640 Town Centre Drive, Suite 100, San Diego, CA 92121, USA is made effective as of May 1st, 2014 (“Effective Date”).

WHEREAS, Licensor is responsible for the out-licensing business of the QIAGEN Group and exploits QIAGEN Group’s owned and licensed intellectual property by out-licensing intellectual property including marketing intellectual property rights and product related intellectual property and is authorized to enter into this Agreement; and

WHEREAS, Licensee desires to obtain a license under the Patent Rights upon the terms and conditions set forth herein, and Licensor desires to grant such a license; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

“Affiliate” of a Party shall mean any corporation or business entity (i) of which more than fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interests are owned, controlled or held, directly or indirectly, by such Party; (ii) which directly or indirectly, owns, controls or holds more than fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interests, of such Party; or (iii) of which more than fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interests are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii).

“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31.

“Combined Product” shall mean combined products consisting of Royalty Product(s) and other products.

“Commercial Sale” shall mean the Net Sales invoicing of Royalty Products (hereinafter defined) to a third party.

“Companion Diagnostic(s)” and “Companion Diagnostic use” as the context requires, shall mean the use of Licensed Technology in Royalty Product(s) as part of a kit, a Laboratory developed Test or FDA-approved assay (or an equivalent approval from foreign regulatory agencies) for measurement, observation or determination of attributes, characteristics, disease, traits or other conditions of human beings in vitro with the purpose of predicting the likely clinical effectiveness and/or safety of a particular therapeutic intervention for a specific individual. Companion Diagnostics specifically excludes solely testing for the presence of disease or for disease screening or confirmation.

“Confidential Information” shall mean all information received by a Party from the other Party pursuant to this Agreement and any prior signed Non-Disclosure Agreement between the Parties still in effect at the Effective Date.

“Diagnostic(s)” and “Diagnostic use” as the context requires, shall mean the use of Royalty Product(s) for measurement, observation or determination of attributes, characteristics, disease, traits or other conditions of human beings or animals in vitro for diagnostic purposes within the Field whether as part of an FDA-approved assay (or an equivalent approval from foreign regulatory agencies) or under research use.

“Distributor” shall mean any distributor, reseller, dealer, sales representative, or authorized service provider, as applicable, of Licensee or its Affiliates that offers to sell or sells Royalty Products in the Territory.

“Economic End Use” shall have the meaning given in the definition of Net Sales.

“Effective Date” shall have the meaning given in the first paragraph of this Agreement, provided timely payment of all fees due and payable on the Effective Date.

“Field” shall mean Genome analysis using nanochannels in the Research Field.

“First Commercial Sale” shall mean the first time the Licensee or its Affiliates transfers a Royalty Product to an independent Third Party

“License Fee” shall have the meaning given in Section 3.1.

“Licensed Technology” shall mean any technology described by a Valid Claim in the Patent Rights.

“List Price” shall mean the non-discounted price of a product or service sold by Licensee, its Affiliates or Distributors as listed in a product/service catalog for a bona fide sale made to an end-user in an arms-length transaction.

“Net Sales” shall mean […***…] (“Economic End-Use”). For

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clarity, […***…] shall not be considered an Economic End Use and no royalty shall be due on Royalty Products used for such purpose. For purposes of calculating Net Sales, […***…]. Under any circumstances, revenue received from the sale or transfers of Royalty Products by Licensee, its Affiliates, or Distributors for an Economic End-Use shall give rise to a […***…] royalty payment to Licensor […***…].

In the case Licensee is unable to account for end-user sales by any distributor, the Net Sales shall be calculated as […***…].

“OEM Sales” shall mean sales of Combined Product, of Royalty Product in modified form (e.g. sales under another brand than the Own Company Label).

“Own Company Label” shall mean providing on the product or product label only the Licensee’s own company name, logo, slogans or brand.

“Party” or “Parties”, as the context requires, shall mean Licensee and/or Licensor.

“Patent Rights” shall mean any and all claims in any of the patent applications and/or patents listed in Schedule 1, any foreign equivalents thereof, and any divisions, continuations, continuations-in-part, reissues, renewals, extensions and the like of the foregoing. The Licensor has an exclusive license from the original owner of the Licensed Patents with the right to sub-license granted in a license Agreement dated […***…] (the “Original License”).

“Research Field” shall mean the internal use of Royalty Product(s) by an end-user solely in applications of the end-user in scientific research and development or Research Service, excluding for the avoidance of doubt:

(a)	any other commercial use

(b)	Diagnostic use

(c)	Companion Diagnostic use

“Research Service” shall mean the performance of research services under contract for the internal research activities by and for a research institution or university.

“Royalty Product(s)”, shall mean a kit designed, developed, manufactured, or sold by Licensee or its Affiliates or its Distributors comprising “Licensed Technology” for use in the “Field”; in each case the design, development, manufacture, use, sale, offer for sale, provision, or import of which would be, but for the License, an infringement of a Valid claim of the Patent Rights.

“Term” shall have the meaning given in Section 5.1.

“Territory” shall mean all of the countries in the world at any given time.

“Third Party” shall mean any individual or entity other than Licensee or Licensor or Affiliates of either.

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“Valid claim” shall mean any claim of an issued and unexpired patent, which patent is included within the Patent Rights, on a country-by-country-basis, which claim has not been held invalid, unpatentable or otherwise unenforceable by a court from which no appeal has or can be taken.

2.	GRANT OF RIGHTS.

2.1 License Grant to Licensee.

(a) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its Affiliates on the Effective Date, a non-exclusive, royalty-bearing, non-sublicenseable (except for end-user licenses), and non-transferable license to make, have made, sell, have sold, use and import the Royalty Product(s) within the Field in the Territory solely under Licensee’s Own Company Label. Licensee and Affiliates shall affix to each particular Royalty Product and to no other products, either on a product insert accompanying the product or on the product itself, the applicable notices to purchasers described in Schedule 2.

(b) Upon payment of the Diagnostic Use Option Fee (as defined in section 3.3 below), Licensor shall grant to Licensee and its Affiliates a non-exclusive, royalty-bearing, non-sublicenseable (except for end-user licenses), and non-transferable license to extend the license grant of section 2.1 (a) to cover Diagnostic Use. Licensee and Affiliates shall affix to each particular Royalty Product and to no other products, either on a product insert accompanying the product or on the product itself, the applicable notices to purchasers described in Schedule 3.

(c) Upon payment of the Companion Diagnostic Use Option Fee (as defined in section 3.4 below), Licensor shall grant to Licensee and its Affiliates a non-exclusive, royalty-bearing, non-sublicenseable (except for end-user licenses), and non-transferable license to extend the license grant of section 2.1 (a) to cover Companion Diagnostic Use. Licensee and Affiliates shall affix to each particular Royalty Product and to no other products, either on a product insert accompanying the product or on the product itself, the applicable notices to purchasers described in Schedule 4. [...***...].

2.2 Distributors. Notwithstanding the foregoing, Licensee may sell Royalty Product(s) to end users through distributors of Licensee and of its Affiliates, as long as Licensee reports and pays royalties on the Net Sales of such Royalty Product sales to end users.

2.3 Exclusion of OEM Sales. The License under Section 2.1 does not include the right for Licensee to make, sell, have sold, use and import the Royalty Product(s) in connection with OEM Sales.

2.4 Reporting of Unlicensed Activities. Licensee agrees that once it is notified by Licensor that, or once it independently becomes aware that, a particular purchaser is using or intends to use any Royalty Product(s) other than as permitted hereunder, Licensee shall immediately notify said purchaser in writing that such use is unlicensed and that a license for said use must be obtained from Licensor. Licensee shall also require sublicensed Affiliates, and Distributors to report to Licensor any unlicensed activities of which they become aware. Licensee

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further agrees that continued or resumed sales by Licensee, a sublicensed Affiliate, or a Distributor, to a particular purchaser of which Licensee was previously notified or is otherwise aware is violating Patent Rights shall constitute a breach under Section 5.2 (b) of the Agreement. A written certification by a Distributor or purchaser which is executed by an officer of said Distributor or purchaser which officer may legally bind the company, that it has ceased infringing the Patent Rights, and/or, alternatively, that it does not infringe said Patent Rights, or a written certification by Licensee which is executed by an officer of Licensee which officer may legally bind Licensee that sales to such Distributor or purchaser have ceased, shall be a cure under Section 5.2. (b) Licensee shall provide to Licensor a copy of each of its notices to Customers pursuant to this Section.

2.5 No Implied Rights. This Agreement shall not provide either Party with any rights except those expressly granted herein. Licensor shall retain title to the Licensed Technology. This Agreement shall not be construed as a sale, lease, loan, assignment, or transfer of Licensor’s intellectual property rights. The License does not permit Licensee, its Affiliates, Distributors, nor Manufacturers to sell, lease, assign, or otherwise transfer the rights granted under this Agreement to anybody.

3.	LICENSE AND MILESTONE FEES.

3.1 License Fee. In consideration for the non-exclusive license described in Section 2.1 Licensee shall pay to Licensor a non-refundable, non-creditable fee in the amount of US Dollars […***…] (the “License Fee”). The License Fee shall be paid within […***…] after the Effective Date.

3.2 Milestone Fees.

(a) For the commercial launch of the first Royalty Product Licensee shall pay to Licensor a non-refundable, non-creditable milestone fee in the amount of US Dollars […***…]. The milestone shall be paid within […***…] days after the commercial launch.

(b) For the commercial launch of the first Royalty Product that provides insights to human genetic information Licensee shall pay to Licensor a non-refundable, non-creditable milestone fee in the amount of US Dollars […***…]. The milestone shall be paid within […***…] after the commercial launch.

3.3 Diagnostic Use Option. In consideration for the non-exclusive license described in Section 2.1 Licensee shall pay to Licensor […***…] fee in the amount of US Dollars […***…] (the “Diagnostic Use Option Fee”). US Dollars […***…] of such fee shall be paid within […***…] after the exercising the option and the remaining US Dollars […***…] shall be paid within […***…] after the First Commercial Sale of the first Royalty Product for “Diagnostic Use”

3.4 Companion Diagnostic Use Option. In consideration for the non-exclusive license described in Section 2.1 Licensee shall pay to Licensor a non-refundable, non-creditable

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fee in the amount of US Dollars […***…] (the “Companion Diagnostic Use Option Fee”). US Dollars […***…] of such fee shall be paid within […***…] days after the exercising the option and the remaining US Dollars […***…] shall be paid within […***…] after the First Commercial Sale of the first Royalty Product for “Companion Diagnostic Use”

4.	ROYALTIES.

4.1 Royalties.

(a) Running Royalty. As consideration for the grant of the License, Licensee shall pay to Licensor a royalty of […***…] of any and all Net Sales of Royalty Products.

(b) Withholding Tax. Any payments made by Licensee to Licensor under this Agreement shall be free and clear of any taxes, duties, levies, fees or charges, and such amounts shall be reduced by the amount required to be paid or withheld pursuant to any applicable law (“Withholding Taxes”). Any such Withholding Taxes required by law to be paid or withheld shall be an expense of, and borne solely by, Licensor. Licensee, as applicable, shall submit to Licensor reasonable proof of payment of the Withholding Taxes, together with an accounting of the calculations of such taxes, within […***…] after such Withholding Taxes are remitted to the proper authority. The Parties will cooperate reasonably in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.

(c) Payment terms. Royalties shall be payable within […***…] after the end of the Calendar Quarter in which Royalty Products were sold by Licensee, its Distributors and/or any Third Party. Licensee shall make royalty payments to Licensor in US Dollar (USD).

4.2 Royalty Reports. Commencing with respect to the Calendar Quarter in which the sale of the first unit of or provision of the first service component of Royalty Products takes place, and continuing throughout the Term, Licensee shall furnish to Licensor a written report for each Calendar Quarter showing (a) the number of units of Royalty Products sold or amount of services of Royalty Products provided by Licensee or its Affiliates (or treated as sold or provided under this Agreement or transferred to a Distributor for sale) during the Calendar Quarter, total gross invoice or total sales price (as applicable), and Net Sales by country in the local currency with conversion into US Dollar. The exchange rates employed must be those quoted by a reputable, nationally recognized source, such as a recognized money center bank such as JP Morgan, Bank of America or an equivalent, OANDA.com, or the Wall Street Journal. Exchange rates and the sources employed shall be included with the royalty report; (b) the amount of the royalties payable under this Agreement; and (c) if the […***…] approach is applied (identified in the “Net Sales” definition), then in reasonable detail, the calculation or formula used to determine the fair market value of the Royalty Products for the given Calendar Quarter. The sales information for Licensee’s Affiliates shall be set out separately for each Affiliate by name of each such entity. Reports shall be due within […***…] after the end of the Calendar Quarter being reported. Licensee shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined, and Licensee shall retain the records for a period of […***…] from the date a royalty report is provided to Licensor.

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4.3 Audits.

(a) Independent Auditor. Upon Licensor’s written request, Licensee shall permit an independent certified public accounting firm of nationally recognized standing and/or an attorney selected by Licensor to have access during normal business hours to such of the records of Licensee or its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. If requested by Licensor, Licensee shall make such records available at the premises of Licensee. Such audit will be conducted by an auditor and/or attorney that will be obligated to keep confidential Licensee’s and its Affiliates’ financial records and other information. The amounts charged by such accounting firm and/or attorney in connection with such audit shall be borne by Licensor unless a discrepancy as described in Section 4.3(b) is found. Professional advisors shall have a right to examine all materials, data, and information collected by or generated by the accountant and/or attorney during the course of their review, but only as may be relevant for the purpose of verifying the accuracy of amounts owed and paid under this Agreement. On request Licensor shall make a copy of the report available to Licensee. Licensor shall be able to use this information for the purpose of recovering any funds due under this Agreement, either in a negotiation, an alternative dispute resolution proceeding, or a court proceeding.

(b) Discrepancy; Interest.

(i) Discrepancy. If such accounting firm and/or attorney identifies a discrepancy in Licensor’s favor during such period, i.e., Licensee has underpaid a royalty owed to Licensor, Licensee shall make payment to Licensor in the amount of such discrepancy, plus interest as calculated in Section 4.3(b)(ii), within […***…] of the date Licensor delivers to Licensee such accounting firm’s or attorney’s written report, or as otherwise mutually agreed by the Parties. In the event of such discrepancy of more than […***…] of the royalty due in Licensor’s favor and subject to a minimum amount of US Dollar […***…] in royalties, Licensee will pay the costs of the audit within […***…] of receipt from Licensor of a copy of the invoice for such audit from the accounting firm.

(ii) Interest on Late Royalty. In the event that Licensee owes a royalty to Licensor under Section 4.3(b)(i), interest at the rate of […***…] above the interest rate of the European Central Bank (“base rate”) or such lesser rate that is the maximum rate allowable under applicable law) from the due date until the date of full payment thereof shall be added to the discrepancy owed by Licensee to Licensor.

4.4 Payments.

Transactions from Licensee to Licensor under this Agreement shall be made by wire transfer to:

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BANK NAME: […***…]

BENEFICIARY NAME: […***…]

IBAN: […***…]

BIC: […***…]

5.	TERM AND TERMINATION.

5.1 Term. This license is granted to Licensee as of the Effective Date and will expire upon the expiration of the last to expire of the patents within Patent Rights, unless terminated earlier in accordance with this Agreement, in which case the period of the term shall end at the date of termination.

5.2 Termination by Licensor. Licensor may terminate this Agreement as follows:

(a) Insolvency. Upon thirty (30) days written notice if, at any time, Licensee shall file a petition for bankruptcy or insolvency or similar procedure, or if Licensee shall be served with an involuntary petition for bankruptcy or the like against it, filed in any insolvency proceeding, or if Licensee shall propose or be a party of any dissolution or liquidation procedure.

(b) Breach. Upon any material breach or default under this Agreement by Licensee or an Affiliate sublicensed by Licensee, including the failure to pay any money owed under this Agreement, this Agreement may be terminated by Licensor upon thirty (30) days written notice to Licensee. Said notice shall become effective at the end of the thirty-day period, unless during said period Licensee fully cures such breach or default and notifies Licensor of such cure.

(c) Change of Control. Immediately upon a change in control of Licensee (control means the holding of greater than fifty percent (50%) of (i) the capital and/or (ii) the voting rights and/or (iii) the right to elect or appoint directors) without the prior written consent of Licensor, which consent may be withheld at Licensor’s sole discretion with the exception to a one-time event as agreed in section 8.1. Failure by Licensor to respond, within thirty (30) calendar days of receipt of a written request for consent to a change in control shall be deemed consent by Licensor. For the purpose of clarification, any internal restructuring measures within the corporate group of Licensee, or a public offering of its stock, or trading in its stock subsequent to a public offering, resulting in a change in control shall not entitle Licensor to a termination hereunder nor trigger the assignment fee in section 8.1.

(e) Loss of disposal rights regarding Licensed Patents. Upon the termination of the Original License for whatever reason and the resulting loss of disposal rights of Licensor regarding the Licensed Patents, this Agreement may be terminated by Licensor upon thirty (30) days written notice to Licensee.

5.3 Termination by Licensee. Licensee may terminate this Agreement as follows:

(a) Notice. Licensee may terminate the Agreement upon ninety (90) days written notice to Licensor.

5.4 Consequences of Termination

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(a) Upon termination of this Agreement as provided herein, Licensee shall stop, and shall cause its Affiliates to stop, selling Royalty Products and all rights and licenses granted to Licensee by Licensor hereunder and all sublicenses granted by Licensee shall automatically terminate. Notwithstanding the foregoing, and upon termination of this Agreement for reasons other than pursuant to either of Sections 5.3, Licensee and its Affiliates shall have the right to continue selling, for a period of time not to exceed […***…] following the effective date of termination of this Agreement, those Royalty Products manufactured prior to the effective date of termination of this Agreement.

(b) Licensee’s obligations to report to Licensor and to pay royalties as to the sale of Licensed Product hereunder pursuant to the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

(c) In the event of any termination of this Agreement, Licensee shall within […***…] of said termination, provide a written notice on the area(s) of its website pertaining to Licensed Products that Licensee is no longer licensed under Patent Rights.

6.	ENFORCEMENT OF PATENTS.

6.1 Licensee shall advise Licensor promptly upon its becoming aware of infringement by a third party or parties of a patent within Patent Rights in the Territory. All decisions and rights to enforce Patent Rights against infringing third parties reside with Licensor, and nothing in this Agreement shall be construed to require Licensor to take any action to address any infringement or potential infringement or to otherwise enforce the Patent Rights.

7.	CONFIDENTIALITY; PUBLICITY

7.1 Each Party shall (i) maintain the terms of this Agreement and any information exchanged in connection with this Agreement (“Confidential Information”) in confidence during and for a period of […***…] after the termination or expiration of this Agreement, (ii) shall limit dissemination to those of its and its Affiliates’ employees who require such Confidential Information in order to perform this Agreement and (iii) shall not disclose such Confidential Information to any other person or entity, and (iv) shall use such Confidential Information only to the extent necessary to perform this Agreement. Notwithstanding any other provision of this Agreement, Confidential Information shall not include any item of information which: (a) is within the public domain prior to the time of the disclosure by the disclosing Party or thereafter becomes within the public domain other than as a result of disclosure by the receiving Party or any of its representatives in violation of this Agreement; (b) was, on or before the date of disclosure in the possession of the receiving Party, as evidenced by records, however maintained; (c) is acquired by the receiving Party from a third party having the right to disclose without burden of confidentiality; (d) is hereafter independently developed by the receiving Party, as evidenced by records, however maintained; or (e) the receiving Party is required to disclose by law or by any administrative agency or is compelled to disclose by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the other Party.

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8.	ASSIGNMENT/TRANSFERABILITY.

8.1 Assignment by Licensee. The rights to be granted hereunder are specific to Licensee and shall not be assigned, sublicensed, or otherwise transferred by Licensee to any other party, without the prior written consent by Licensor. However, Licensor consents to a one-time assignment by Licensee if Licensee merges, consolidates, or transfers all or substantially all of its assets to a Third Party during the Term of this Agreement, which assignment shall be subject to a one-time assignment fee of US Dollar […***…] paid by Licensee to Licensor.

8.2 Assignment by Licensor. Licensor may assign all or any part of its rights and obligations under this Agreement at any time without the consent of Licensee. Licensee agrees to execute such further acknowledgments or other instruments as Licensor may reasonably request in connection with such assignment.

9.	REPRESENTATIONS; WARRANTIES; NEGATION OF WARRANTIES.

Licensor represents and warrants that:

(a) Licensor is not aware that any third party is misappropriating, infringing, diluting, or violating the Patent Rights and no such claims have been brought against any third party by the Licensor.

(b) No patent or patent application under the Patent Rights is involved in any interference, reissue, re-examination or opposition proceeding and no such action has been threatened with respect to any such patent or patent application.

(c) Except for the representations and warranties provided in this Section 9, or otherwise expressly provided in this Agreement, Licensor makes no representations and warranties of any kind or any nature, whether expressed or implied and declines any liability therefrom. In particular Licensor does neither warrant freedom to operate under third-party intellectual property nor that no other intellectual property may be necessary to fully commercialize the Royalty Products in the Territory.

10.	GENERAL.

10.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Germany, excluding the provisions of conflicts of laws. Any disputes arising out of or in connection with this Agreement shall be settled by the competent court at Düsseldorf, except as to any issue which depends upon the validity, scope or enforceability of any patent within Patent Rights which issue shall be determined in accordance with the laws of the territory in which such Patent Rights exist.

10.2 Severability. Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid,

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effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

10.3 No Waiver of Rights. No failure or delay on the part of either Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

10.4 Survival. Sections 7, 9 and 10 shall survive any termination or expiration of the Agreement.

10.5 Amendments. Any changes or modifications of this Agreement, including a waiver of the written form, must be made in writing.

10.6 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, by nationally recognized overnight courier requiring signature upon delivery, or by facsimile confirmed thereafter by any of the foregoing methods, to the Party to be notified at its address(es) given below, or at any address any such Party has previously designated by prior written notice to the other Party. Notice shall be deemed sufficiently given for all purposes upon date of actual receipt.

(a)	If to Licensor

Q Biotechnology C.V.

Attn: Sebastian Swienty

Spoorstraat 50

5911 KJ Venlo

Netherlands

With copy to:

QIAGEN GmbH

Attn: Legal Department

QIAGEN Straße 1

40724 Hilden

Germany

If to Licensee

BioNano Genomics, Inc.

9640 Towne Centre Drive, Suite 100

San Diego, CA 92121

Attention: Erik Holmlin

Facsimile: +1(858)888 7601

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Q BIOTECHNOLOGY C.V.		BIONANO GENOMICS, INC.

By	/s/ Dr. Juergen N. Schneider	By	/s/ R. Erik Holmlin

	Dr. Juergen N. Schneider		R. Erik Holmlin
	(Printed Name)		(Printed Name)

	Managing Director		CEO
	(Title)		(Title)

Schedule 1 Patent Rights

[…***…]

Docket Number	Status	Application Number	Application Date	Patent Number	Grant Date	Expiration Date
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]			[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]			[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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Schedule 2 Product Marketing

NOTICE TO PURCHASER: LIMITED LICENSE

THE USE OF THIS PRODUCT FOR RESEARCH PURPOSES IS COVERED BY A LICENSE FROM QIAGEN GROUP. NO RIGHTS TO USE THIS PRODUCT TO PERFORM OR OFFER DIAGNOSTIC, COMPANION DIAGNOSTIC, COMMERCIAL TESTING OR OTHER COMMERCIAL SERVICES FOR MONEY OR MONEY’S WORTH ARE GRANTED BY THE SUPPLY OF THIS PRODUCT EXPRESSLY, BY IMPLICATION OR BY ESTOPPEL.

SHOULD YOU WISH TO USE THIS PRODUCT FOR ANY OTHER PURPOSE NOT COVERED BY THIS LICENSE, PLEASE CONTACT OIAGEN CORPORATE BUSINESS DEVELOPMENT AT BD@QIAGEN.COM.

Schedule 3 Product Marketing

NOTICE TO PURCHASER: LIMITED LICENSE

THE USE OF THIS PRODUCT FOR DIAGNOSTIC PURPOSES IS COVERED BY A LICENSE FROM QIAGEN GROUP. NO RIGHTS TO USE THIS PRODUCT TO PERFORM OR OFFER COMPANION DIAGNOSTIC TESTING ARE GRANTED BY THE SUPPLY OF THIS PRODUCT EXPRESSLY, BY IMPLICATION OR BY ESTOPPEL.

SHOULD YOU WISH TO USE THIS PRODUCT FOR ANY OTHER PURPOSE NOT COVERED BY THIS LICENSE, PLEASE CONTACT QIAGEN CORPORATE BUSINESS DEVELOPMENT AT BD@QIAGEN.COM.

Schedule 4 Product Marketing

THE USE OF THIS PRODUCT IS COVERED BY A LICENSE FROM QIAGEN GROUP. FOR FURTHER INFORMATION PLEASE CONTACT QIAGEN CORPORATE BUSINESS DEVELOPMENT AT BD@QIAGEN.COM.